Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of October 2, 2019, is between Jaguar Health, Inc. (the “Company”) and the purchaser signatory thereto (the “Purchaser”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) and the Series 1 Warrants (as defined below).

WHEREAS, pursuant to a registration statement on Form S-1 (File No. 333-231399) (the “July 2019 Registration Statement”) and a prospectus dated July 19, 2019, the Company made an underwritten offering of shares of common stock, par value $0.0001 per share (“Common Stock”), shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), Series 1 Common Stock purchase warrants (“Series 1 Warrants”) and Series 2 Common Stock purchase warrants (“Series 2 Warrants”);

WHEREAS, the Purchaser holds shares of Series B Preferred Stock and Series 1 Warrants (the “Purchaser Series B Preferred Shares” and the “Purchaser Series 1 Warrants”), as set forth on the signature page hereto;

WHEREAS, 985,500 shares of Common Stock (the “Series B Conversion Shares”) are issuable upon conversion of the Purchaser Series B Preferred Shares in accordance with the terms of the Series B Certificate of Designation; and

WHEREAS, the Purchaser wishes to exercise all of the Purchaser Series 1 Warrants and, in consideration thereof, the Company desires to issue to Purchaser the Series B-1 Preferred Shares (as defined below) in accordance with the provisions of this Agreement, which Series B-1 Preferred Shares will be convertible into shares of Common Stock (the “Series B-1 Conversion Shares”) in accordance with the terms of the Series B-1 Certificate of Designation (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agrees as follows:

1.                                      Put.  The Company and the Purchaser hereby agree that, provided that the Purchaser is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, then the Company may, within one (1) Trading Day of the date hereof, put all or any portion of the Purchaser Series 1 Warrants for which a Notice of Exercise has not yet been delivered (such right, a “Put”) to the Purchaser.  To exercise this right, the Company must deliver to the Purchaser an irrevocable written notice (a “Put Notice”) in substantially the form set forth in Exhibit B hereto, indicating therein the portion of unexercised portion of the Purchaser Series 1 Warrants to which such Put Notice applies.  If the conditions set forth below for such Put are satisfied from the period from the date of the Put Notice through and including the Put Date (as defined below), then the Purchaser shall (a) deliver an executed Notice of Exercise covering any portion of the Purchaser Series 1 Warrants subject to such Put Notice at 6:30 p.m. (New York City time) and (b) the aggregate cash exercise price for such exercise of the Purchaser Series 1 Warrants to the bank account set forth on the Company’s signature page hereto on the second (2nd) Trading Day after the date on which the Put Notice is received by the Purchaser (such date and time, the “Put Date”). Any unexercised portion of the Purchaser Series 1 Warrants to which the Put Notice does not pertain will be unaffected by such Put Notice.  The parties agree that any Notice of Exercise delivered following a Put Notice which covers less than all of the Purchaser Series 1 Warrants shall first reduce to zero the number of Warrant Shares subject to such Put Notice prior to reducing the remaining Warrant Shares available for purchase under the Purchaser Series 1 Warrants.  For example, if (A) the Purchaser Series 1 Warrants then permits the Purchaser to acquire 100 Warrant Shares, (B) a Put Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Put Date the Purchaser tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Put Date the Purchaser will be required to tender a Notice of Exercise with respect to 25 Warrant Shares, (y) the Company, in the time and manner required under the Purchaser Series 1 Warrants, will have issued and delivered to the Purchaser 50 Warrant Shares in respect of the exercises following receipt of the Put Notice, and (z) the Purchaser may, until the Termination Date, exercise the Purchaser Series 1 Warrants for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Put Notices).  Subject again to the provisions herein, the Company may deliver subsequent Put Notices for any portion of this Warrant for which the Purchaser shall not have delivered a Notice of Exercise.  Notwithstanding anything to the contrary set forth herein, the Company may not deliver a Put Notice of any Purchaser Series 1 Warrant (and any such Put Notice shall be void), unless, from the date on which the Put Notice is received by the Purchaser through the Put Date, (1) the Company shall have honored in accordance with the terms of such Purchaser Series 1 Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Put Date, and (2) a registration statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Company for the sale of all such Warrant Shares to the Purchaser, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Warrant Shares.  In addition, the Company agrees that, after a Put Notice hereunder, in the event that any exercise by the Purchaser of the Purchaser Series 1 Warrants that would cause the Purchaser to exceed the Beneficial Ownership Limitation in Section 2(e) of the Purchaser Series 1 Warrants, the Company shall only issue such number of Warrant Shares to the Purchaser (as instructed in writing by the Purchaser) that would not cause the Purchaser to exceed the maximum number of shares of Common Stock permitted under the Beneficial Ownership Limitation with the balance of such Warrant Shares to be held in abeyance until the balance (or portion thereof) may be issued in compliance with the Beneficial Ownership Limitation.  The Purchaser shall provide written notice to the Company promptly when any additional Warrant Shares may be issued in compliance with the Beneficial Ownership Limitation.  The balance of the Warrants shall promptly be issued to the Purchaser when the Purchaser provides notice that the Purchaser holds less than the Beneficial Ownership Limitation.  Defined terms used in this Section 1 but not defined herein shall have the meanings ascribed to such terms in the Purchaser Series 1 Warrants.

2.                                      Issuance of Series B-1 Preferred Shares. Upon any exercise of a Series 1 Warrant by the Purchaser, the Company agrees to issue to the Purchaser a number of shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Shares”) in an amount equal to one (1) Series B-1 Preferred Share for every 19,841 Series 1 Warrant Shares issued thereunder (or such fractional amounts for lesser amounts received). Within two Trading Days of each date of exercise (such date, an “Issue Date”), the Company shall deliver a certificate representing the applicable Series B-1 Preferred Shares.  Within two Trading Days of the date hereof, the Company shall file the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (“Series B-1 Certificate of Designation”) in the form set forth in Exhibit A hereto with the State of Delaware and deliver to the Purchaser evidence of the filing of the Series B-1 Certificate of Designation with the State of Delaware.

3.                                      Registration Rights.

(a)                                 The Company hereby agrees that, within fifteen (15) days after the date hereof, the Company shall file a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“Commission”) with respect to the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as possible but in any case no later than sixty (60) days after the filing thereof (the “Effectiveness Deadline”), and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period (as such term is defined below along with any other terms used in this Section 4).

(b)                                 Notwithstanding anything in this Section to the contrary and subject to the payment of Liquidated Damages (as defined below), the Company may, on no more than two occasions during any 12-month period, delay or suspend the effectiveness of the Registration Statement for up to sixty (60) days on each occasion (a “Delay Period”) if the board of directors of the Company determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Securities Act or that (ii) the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its Subsidiaries, taken as a whole.  Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

(c)                                  All fees and expenses incident to the performance of or compliance with this Section by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

(d)                                 If a Registration Statement is not declared effective by the Commission prior to the Effectiveness Deadline (a “Registration Delay”), the Company shall pay to the Holder as to any Registrable Securities not eligible for resale as a result of such Registration Delay, for the duration of the Registration Delay, an amount equal to two percent (2%) of the Securities Market Value of such Registrable Securities per thirty (30) days (or portion thereof), payable in cash on the second business day of each calendar month in respect of payments accruing through the last day of the preceding calendar month (the payments described in this Section 3(d), the “Liquidated Damages”). Notwithstanding anything to the contrary set forth in this Section 3, no payment shall be owed hereunder if the primary cause of the Registration Delay (i) was consented to in writing by the Holder or (ii) results (and shall not be considered a

Registration Delay for as long as it continues to result) solely from any breach or delay in performance by the Holder of any of its obligations set forth in this Agreement.

(e)                                  Legends. The Company covenants that the legend set forth in Section 5(g) shall be removed and the Company shall (and/or shall instruct its transfer agent to) issue a certificate without such legend to the holder of the Series B-1 Preferred Shares and any securities issued in respect thereof or exchange thereof (including Series B-1 Conversion Shares) upon which it is stamped, unless otherwise required by state securities laws, if (i) such Series B-1 Preferred Shares or any securities issued in respect thereof or exchange (including Series B-1 Conversion Shares) are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Series B-1 Preferred Shares or any securities issued in respect thereof or exchange (including Series B-1 Conversion Shares) may be made without registration under the applicable requirements of the Securities Act and the purchaser, assignee or transferee, as the case may be, may receive a certificate without such legend, or (iii) such holder provides the Company with reasonable assurance that the Series B-1 Preferred Shares or any securities issued in respect thereof or exchange (including Series B-1 Conversion Shares) can be sold, assigned or transferred pursuant to Rule 144(b)(1)(i) (the earliest to occur of clauses (i)-(iii), “Legend Removal Date”).  On or before the Legend Removal Date, Company shall promptly deliver any authorizations, certificates and directions required by the Company’s transfer agent authorizing and directing such transfer agent to transfer such Series B-1 Preferred Shares or any securities issued in respect thereof or exchange (including Series B-1 Conversion Shares) without legend of such Series B-1 Preferred Shares or any securities issued in respect thereof (including Series B-1 Conversion Shares) under the Registration Statement.  The Company shall pay to the Purchaser, for the duration of the period beginning two (2) business days following the Legend Removal Date and ending on the date upon which the Company delivers Series B-1 Preferred Shares without the legend, liquidated damages equal to two percent (2%) of the Securities Market Value of the Series B-1 Preferred Shares then outstanding that are held by the Purchaser and notated with the legend per thirty (30) days (or portion thereof), payable in cash on the second business day of each calendar month in respect of payments accruing through the last day of the preceding calendar month.

(f)                                   As used in this Section, the following terms have the respective meanings:

“Effectiveness Period” means, the period commencing on the Registration Statement Effective Date and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holder, or (ii) the time as all of the remaining Registrable Securities are eligible to be sold by the Holder without compliance with the volume limitations or public information requirements of Rule 144.

“Holder” means the Purchaser so long as the Purchaser holds Registrable Securities.

“Registrable Securities” means (i) Series B-1 Conversion Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to the Series B-1 Conversion Shares.

“Securities Market Value” means, with respect to any Registrable Security, the volume-weighted average price of the Registrable Security for the five (5) days immediately prior to the date in question.

“Registration Statement Effective Date” means the date on which the Registration Statement is first declared effective by the Commission.

4.                                      Representations and Warranties of Company.  The Company hereby makes to the Purchaser the following representations and warranties as of the date hereof and each Issue Date:

(a)                                 Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)                                 Issuance of the Securities.  The Purchaser B-1 Preferred Stock is duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The Series B-1 Conversion Shares, when issued upon conversion of the Series B-1 Conversion Shares, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of all of the Series B-1 Preferred Stock and Series B-1 Conversion Shares.

5.                                      Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and on each Issue Date to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority.  The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Authorization; Enforcement.  The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this

Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  Investment Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series B-1 Preferred Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Series B-1 Preferred Shares. The Purchaser has not been formed for the specific purpose of acquiring the Series B-1 Preferred Shares.

(d)                                 Access to Information.  The Purchaser acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the Company’s reports, schedules, forms statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series B-1 Preferred Shares and the merits and risks of investing in the Series B-1 Preferred Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e)                                  Restricted Securities.  The Purchaser understands that the Series B-1 Preferred Shares have not been registered under the Securities Act. The Purchaser understands that, until such time as the Series B-1 Preferred Shares have been registered pursuant to the provisions of the Securities Act, or the Series B-1 Preferred Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series B-1 Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Series B-1 Preferred Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify any of the Series B-1 Preferred Shares or Series B-1 Conversion Shares except as set forth in this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series B-1 Preferred Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)                                   No Public Market.  The Purchaser understands that no public market now exists for the Series B-1 Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Series B-1 Preferred Shares.

(g)                                  Legends.  The Purchaser understands that, until such time as the Series B-1 Preferred Shares and any securities issued in respect of or exchange for the Series B-1 Preferred Shares have been registered pursuant to the provisions of the Securities Act, or such securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series B-1 Preferred Shares and any securities issued in respect of or exchange for the Series B-1 Preferred Shares shall be notated with one or all of the following restrictive legends:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE LAWS.”

(i)   Any legend set forth in, or required by, the Series B-1 Certificate of Designation.

(ii)  Any legend required by the securities laws of any state to the extent such laws are applicable to the Series B-1 Preferred Shares represented by the certificate, instrument, or book entry so legended.

(g)                                  Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h)                                 Residence.  The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on signature page hereto.

(j)        Bad Actor.  Neither the Purchaser nor any person or entity with whom the Purchaser will share beneficial ownership of the Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

6.                                      Securities Law Disclosure.  On or before 9 am ET on the Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K disclosing the terms of the transactions contemplated hereby, including this Agreement as an exhibit thereto.

7.                                      Except as specifically provided herein, the terms and conditions of the Purchaser Series 1 Warrants shall remain in full force and effect and the rights and obligations of the parties thereunder shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President and CEO

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

PURCHASER:

Name:	IONIC VENTURES, LLC

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Partner

Address for Notice:

Ionic Ventures, LLC
5328 Yacht Haven Grande, Box # 15 / Suite C201
St. Thomas, VI 00802

Purchaser Series B Preferred Shares: 1,971

Purchaser Series 1 Warrants: 1,250,000

Exhibit A

Form of Series B-1 Certificate of Designation

Exhibit B

Form of Put Notice

TO: IONIC VENTURES, LLC

DATE:

We refer to the warrant exercise agreement, dated October 2, 2019 (the “Agreement”), entered into by and between Jaguar Health, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)             Give you notice that we require you to deliver an executed Notice of Exercise covering          Series 1 Warrant Shares;

2)             Advise that the Put Date for this Put, is                          ; and

3)             Advise that we will issue you a certificate representing           shares of Series B-1 Preferred Stock within two Trading Days of the Put Date.

JAGUAR HEALTH, INC.

By:
Name:
Title: